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                                                                       Exhibit A

                                           April 1, 2002


SIPEX CORPORATION
22 Linnell Circle
Billerica, Massachusetts 01821


Gentlemen:

         This letter is written in response to the requirement of Rule 12b-25(c) under the Securities Exchange Act of 1934 and in satisfaction of item (c) of
Part II of Form 12b-25.

         We are the independent auditors of SIPEX Corporation (the "Registrant"). The Registrant has stated in Part III of its filing on Form 12b-25 that it is unable to timely file, without unreasonable effort or expense, its Annual Report on Form 10-K for the year ended December 31, 2001 because our Firm has not yet completed our audit of the financial statements of the Registrant for the year ended December 31, 2001 and is therefore unable to furnish the required opinion on such financial statements.

         We hereby advise you that we have read the statements made by the Registrant in Part III of its filing on Form 12b-25 and agree with the statements made therein.

                                           Very truly yours,

                                           KPMG, LLP